STOCK PURCHASE AGREEMENT
                            ------------------------


                  STOCK PURCHASE AGREEMENT (the "Agreement") dated as of August 31, 1999, by and among PARLUX FRAGRANCES, INC., a Delaware corporation (the "Purchaser"), and PERFUMANIA, INC., a Florida corporation (the "Seller").

                  WHEREAS, the Purchaser, desires to acquire from the Seller 1,512,406 shares of the Seller's common stock, par value $.01 per share, (the "Stock"), and the Seller desires to sell the Stock to the Purchaser in consideration for a partial reduction of outstanding trade indebtedness due from the Seller to the Purchaser in the amount of $4,506,970;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Purchaser and the Seller agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE
                                -----------------


         1.1 The Purchase. (a) Upon satisfaction of all conditions precedent set forth herein, on the Closing Date (as defined below), the Seller shall sell and deliver the Stock to the Purchaser in consideration of a cancellation of the amount of trade indebtedness owed by the Seller to the Purchaser in the amount of $4,506,970.

                  (b) At the Closing, the Seller shall deliver to the Purchaser a certificate representing the Stock which the Purchaser is purchasing and the Purchaser shall deliver to the Seller an instrument executed by the Purchaser cancelling $4,506,970 of trade indebtedness owed by the Seller to the Purchaser. The certificate representing the Stock shall bear the following legend:


         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE DISTRIBUTED IN THE UNITED STATES OR TO ANY U.S. PERSONS UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THOSE LAWS.

                  (c) The Seller acknowledges and agrees that the trade indebtedness to be canceled shall be comprised of the indebtedness which has been outstanding for the longest period.

         1.2 Closing. The Closing of the transactions described in Section 1.1 shall take place at the offices of the Seller, on September 3, 1999 (the "Closing Date") or such other date, time, and place as may be agreed upon by the Purchaser and the Seller.

                                   ARTICLE II
                                   ----------

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------


         The Seller represents and warrants to the Purchaser that at the Closing
Date:

         2.1 Due Incorporation; Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of the Seller's significant subsidiaries (within the meaning of Regulation S-X under the Securities Exchange Act of 1934, as amended, (the "Significant Subsidiaries")) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Seller and each of the Significant Subsidiaries has the requisite corporate power and authority to own, operate or lease its assets and properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect. The term "Material Adverse Effect" as used in this Agreement, means any change in or effect on the business, operations or financial condition of the Seller or any of its subsidiaries that is materially adverse to the Seller and its subsidiaries taken as a whole except for (i) any change or effect resulting from general economic, financial or market conditions or (ii) any change or effect resulting from conditions or circumstances generally effecting the fragrance and cosmetics industry.

         2.2 Certificate of Incorporation and By-Laws. The Seller has heretofore made available to Purchaser a complete and correct copy of the certificate of incorporation and the by-laws, each as amended to the date hereof, of the Seller and no action to amend or modify either thereof has been taken.

         2.3 Capitalization; Shares. (a) The authorized capital stock of the Seller consists of 25,000,000 common shares, par value $.01 per share. The Seller has 7,644,028 shares of common stock outstanding and 1,512,406 shares of common stock held as treasury stock as of July 31, 1999.

                  (b) The Stock when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued, fully-paid and nonassessable.

         2.4 Authority Relative to this Agreement. The Seller has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of the Seller and no other corporate proceedings on the part of the Seller are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditor's rights generally and (ii) is subject to general principles of equity.

         2.5 No Conflict; Required Filings and Consents. (a) None of the execution and delivery of this Agreement by the Seller, the consummation by the Seller of the transactions contemplated hereby or compliance by the Seller with any of the provisions hereof will (i) conflict with or violate the certificate of incorporation or by-laws of the Seller or the comparable organizational documents of any of its Significant Subsidiaries, (ii) conflict with or violate any statute, ordinance, rule, regulation order, judgment or decree applicable to the Seller or its Significant Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any material benefit, or the creation of any lien on any of the property or assets of the Seller or any of its Significant Subsidiaries (any of the foregoing referred to in clause (ii) or this clause (iii) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any of its Significant Subsidiaries is a party or by which the Seller or any of its subsidiaries or any of their respective properties may be bound or affected, except in the case of the foregoing clauses
(ii) or (iii) for any such Violations which would not have a Material Adverse Effect.

                  (b) None of the execution and delivery of this Agreement by the Seller, the consummation by the Seller of the transactions contemplated hereby or compliance by the Seller with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) consents the failure of which to obtain or make would not have a Material Adverse Effect or materially adversely effect the ability of the Seller to consummate the transactions contemplated hereby.

         2.6 SEC Reports and Financial Statements. (a) The Seller has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements (the "SEC Reports") required to be filed by the Seller with the Securities and Exchange Commission (the "SEC"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated balance sheets as of January 30, 1999 and the related consolidated statements of operations, common shareholders' equity and cash flows for each of the three fiscal years in the period ended January 30, 1999 (including the related notes and schedules thereto) of the Seller contained in the Seller's Form 10-K for the year ended January 30, 1999 included in the SEC Reports present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Seller and its consolidated subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved except as otherwise noted therein, including the related notes.

                  (c) The consolidated balance sheets and the related statements of operations and cash flows (including in each case the related notes thereto) of the Seller contained in the Form 10-Q for the period ended May 1, 1999 included in the SEC Reports (collectively, the "Quarterly Financial Statement") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X. The Quarterly Financial Statement reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Seller for the period presented therein in conformity with GAAP except as otherwise noted therein, including the related notes.

         2.7 Litigation. As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of the Seller, threatened against or affecting the Seller or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Seller or any of its subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

         2.8 Compliance with Applicable Laws. To the knowledge of the Seller, the Seller and its subsidiaries are in substantial compliance with all laws, regulations and orders of any Governmental Entity applicable to it or such subsidiaries, except for such failures so to comply which would not have a Material Adverse Effect. To the knowledge of the Seller, the business operations of the Seller and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Seller.

           2.9 Material Adverse Change. Between May 1, 1999 and the date hereof, there has not been any change in the business, operations or financial condition of the Seller or any of its subsidiaries that is materially adverse to the Seller and its subsidiaries taken as a whole, except for (i) any change resulting from general economic, financial or market conditions or (ii) any change resulting from conditions or circumstances generally affecting the perfume industry.

         2.10 Solvency. As of the date of this Agreement the Seller is Solvent. For the purposes of this Agreement, "Solvent" means with respect to the Seller on a particular date, that on such date (i) the fair value of the property of the Seller is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Seller, (ii) the present fair saleable value of the assets of the Seller is not less than the amount that will be required to pay the probable liability of the Seller on its debts as they become absolute and matured, (iii) the Seller is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's ability to pay as such debts and liabilities mature, and (v) the Seller is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Seller's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Seller is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability taking into account any subrogation and contribution rights.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         3.1 Due Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own and operate its assets and properties as they are now being owned and operated.

         3.2 Due Authorization. (a) Purchaser has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  (b) The Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         3.3 Consents and Approvals; Authority Relative to This Agreement. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the certificate of incorporation or by-laws of the Purchaser, (b) with or without the giving of notice or passage , or both, violate , or be in conflict with, or constitute a default, or permit the termination of, or cause the acceleration of the maturity of, any agreement, instrument, contract, debt or obligation of the Purchaser, (c) require the consent of any party to any agreement or commitment to which the Purchaser is a party, or by which the Purchaser or its properties or assets is bound, or (d) violate any regulation or any judgment or decree of any court or authority to which the Purchaser is subject. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

         3.4 No Registration, Etc. The Purchaser acknowledges that the offering and sale of the Stock pursuant to this Agreement (i) has not been registered under the Securities Act, or under the securities or "blue sky" laws, rules or regulations of any State (collectively, the "Securities Laws") and (ii) is intended to be exempt from registration under the Securities Act, by virtue of
Section 4(2) of the Act and the provisions of Rule 506 of Regulation D promulgated thereunder by the SEC. In furtherance thereof, the Purchaser represents and warrants to the Seller that it is an "accredited investor", as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser has been afforded, prior to the execution of this Agreement, the opportunity to ask questions of, and to receive answers from, the Seller and its management, and it has had access to all documents and information which is deemed material to an investment decision with respect to the purchase of the Stock hereunder. The Stock is being purchased for its own account, for investment and not for distribution or resale to others. The Purchaser agrees that it will not transfer the Stock unless the Stock is registered under any applicable Securities Laws or the transfer is otherwise exempt therefrom. The Purchaser further acknowledges that it is aware that it may be considered an "affiliate" of the Seller for purposes of the Securities Act and, accordingly, that any public sales of the Securities by the Purchaser will be subject to Rule 144 promulgated under the Securities Act.

                                   ARTICLE IV

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                       -----------------------------------
                                  OF PURCHASER
                                  ------------


         The obligations of the Purchaser to purchase the Stock and to consummate at Closing the transactions contemplated hereby is subject to the satisfaction or waiver by the Purchaser of the following conditions precedent on or before the Closing Date:

         4.1 Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be accurate, true and correct on and as of the Closing Date.

         4.2 Compliance with Agreements and Covenants. The Seller shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by the Seller on or prior to the Closing Date.

         4.3 Required Consents. All material consents, authorizations and approvals from, and all material declarations, filings and registrations with, Governmental Entities or third parties required to consummate the transactions contemplated by this Agreement or permit the Seller to continue its business consistent with its prior practice without a Material Adverse Effect shall have been obtained or made and delivered to the Purchaser, in form and substance to the reasonable satisfaction of the Purchaser.

         4.4 No Prohibition. No action or proceeding by any Authority shall have been instituted or threatened that would enjoin, restrain, or prohibit the consummation of the transactions as contemplated by this Agreement, or that would, in the reasonable judgment of the Purchaser, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any party that enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated by this Agreement.

         4.5 No Material Adverse Change. There shall not have occurred any material adverse change (taken together with all other developments) since the date of this Agreement that would have a Material Adverse Effect.

         4.6 Documents. The Purchaser shall receive in form and substance satisfactory to it:

             (a) A certificate, dated the Closing Date, of the Seller substantially to the effect set forth in Sections 4.1 and 4.2 with respect to the representations, warranties and covenants of the Seller; and

             (b) A legal opinion from counsel to the Seller, dated the Closing Date, in substantially the form of Exhibit A hereto.

         4.7 Registration Rights. The Purchaser and the Seller shall have executed and delivered a Registration Rights Agreement in form and substance satisfactory to the Purchaser.


                                    ARTICLE V

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                     --------------------------------------
                                   THE SELLER
                                   ----------


         The obligations of the Seller at the Closing Date under this Agreement are subject to the satisfaction or waiver by the Seller of the following conditions precedent on or before the Closing Date:

         5.1 Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall have been accurate, true and correct in all material respects on and as of the date of this Agreement and shall also be accurate, true and correct in all material respects on as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         5.2 Compliance with Agreements and Covenants. The Purchaser shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by the Purchaser on or prior to the Closing Date.

         5.3 Required Consents. All material consents, authorizations and approvals from, and all material declarations, filings and registrations with, Governmental Entities or third parties required to consummate the transactions contemplated by this Agreement shall have been obtained or made and delivered to the Seller, in form and substance to the reasonable satisfaction of the Seller.


         5.4 No Prohibition. No action or proceeding by any authority shall have been instituted or threatened that would enjoin, restrain, or prohibit the consummation of the transactions as contemplated by this Agreement, or that would, in the reasonable judgment of the Seller, make it inadvisable to consummate such transactions, and no court order shall have entered in any action or proceeding instituted by any party that enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

         5.5 Documents. The Seller shall receive, in form and substance satisfactory to them a certificate, dated the Closing Date, of Purchaser substantially to the effect set forth in Sections 5.1 and 5.2.

                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------


             6.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

                  (a)  With the mutual consent of the Seller and the Purchaser;

                  (b) By written notice from the Seller or the Purchaser to the other, if the Closing shall not have taken place on or before September 30, 1999; provided, however, that the right to terminate this Agreement under this
Section 6.1 shall not be available to any party whose failure to perform any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

                  (c) By the Purchaser, if there shall have been a material breach of any covenant, representation or warranty of the Seller hereunder, and such breach shall not have been remedied within thirty (30) business days after receipt by the Seller of a notice in writing from the Purchaser specifying the breach and requesting such be remedied;

                  (d) By the Seller, if there shall have been a material breach of any covenant, representation or warranty of the Purchaser hereunder, and such breach shall not have been remedied within thirty (30) business days after receipt by the Purchaser of notice in writing from the Seller specifying the breach and requesting such be remedied;

                  (e) By written notice from the Seller or the Purchaser to the other, if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (f) Effect of Termination. If this Agreement is terminated pursuant to Section 6.1(a), or (e) all obligations of the parties hereunder shall terminate without liability of any party (or any stockholder, affiliate, director, officer, employee, agent, consultant or representative of any party). No termination pursuant to Section 6.1(b), or (d) shall relieve any party from liability for any willful breach of this Agreement prior to such termination, and the willfully breaching party shall be fully liable for any and all losses sustained or incurred by any other party from such breach.

         6.2 Public Announcements. So long as this Agreement is in effect, the Purchaser and the Seller agree to use reasonable efforts to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement.

         6.3 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         6.4 Amendment; Effective Date. This Agreement may be amended, modified or supplemented but only in writing signed by the Seller and the Purchaser.

         6.5 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, or (b) on the business day after deposit with a reputable overnight delivery service for next business day delivery.

         6.6 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                                             PARLUX FRAGRANCES, INC.


                                             By: /s/ Frank A. Buttacavoli
                                                ----------------------------
                                                Name: Frank A. Buttacavoli
                                                Title: Executive VP and CFO



                                             PERFUMANIA, INC.


                                             By: /s/ Jerome Falic
                                                ----------------------------
                                                Name:  Jerome Falic
                                                Title: President